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NEWS RELEASE

July 17, 2008

GOLDEN PREDATOR MINES INC. AND MIDWAY GOLD CORP. ANNOUNCE
SIGNING OF A TERM SHEET FOR BUSINESS COMBINATION

Golden Predator Mines Inc. (“Golden Predator”) and Midway Gold Corp. (“Midway”) are pleased to announce that the two companies have entered into a term sheet describing the principal terms of a business combination between the two companies. The business combination, if completed, would enhance Golden Predator’s portfolio of high quality Nevada gold properties, which following the transaction would include the addition of Midway’s Spring Valley property, in Pershing County, Nevada, the Pan deposit near Eureka, Nevada, and the epithermal bonanza Midway deposit near Tonopah, Nevada.

Pursuant to the proposed transaction, Golden Predator shareholders would receive one common share of Midway for each common share of Golden Predator held by them. Outstanding options, warrants and convertible securities of Golden Predator would, subject to the final transaction terms, be converted into or exchanged for corresponding securities of Midway. Upon closing, Midway will change its name to Golden Predator Mines Inc.

The term sheet contemplates, subject to regulatory approval and requirements, a dividend being declared and paid to the Midway shareholders immediately prior to closing of the business combination. The dividend would consist of one transferable warrant (the “Dividend Warrant”) for each outstanding share of Midway on the record date of the dividend. Each Dividend Warrant would entitle the holder thereof on exercise to acquire an additional share of Midway at a price of $2.05 for a period of 18 months from issuance. Midway will apply to list the Dividend Warrants on a recognized Canadian stock exchange and will consider listing the Dividend Warrants on a U.S. stock exchange.

The business combination with Midway is consistent with Golden Predator’s strategy of forming a well financed, mid-tier mining company with a prominent position in the Nevada precious and strategic metals exploration and development arena. The resulting combined company is anticipated to be in a stronger position to aggressively leverage its strategic assets which include the existing production facilities, high-quality mineral properties, a strong balance sheet, experienced and talented production and management personnel, and royalty trust revenues. The resulting company following the proposed business combination of Golden Predator, Midway and Fury Explorations Ltd., will have the following key assets:

•	The Springer Tungsten mine and mill complex, North-western Nevada
•	Fury’s Taylor project mine and mill complex, Eastern Nevada
•	Midway’s Pan, Spring Valley and Midway projects, which have National Instrument 43-101 compliant resources

•	Advanced tungsten projects in Nevada and Montana
•	Focused epithermal bonanza gold exploration projects in Nevada, Oregon and California
•	Income producing gold royalty portfolio covering over 70,000 acres of mining claims in Nevada
•	Molybdenum and Vanadium properties to be monetized
•	Exclusive license to Union Carbide worldwide Tungsten data library
•	Ownership of Atlas Precious Metals database
•	Technical and operational staff with expertise in exploration, development, mine permitting, finance, production, and reclamation
•	Strong balance sheet with over $23 million dollars on a consolidated basis as at the current date.

In addition, on a pro-forma basis based on the current capitalization of each of Golden Predator, Midway and Fury, the resulting company will have 111,741,979 shares issued and outstanding. The combined entities on a pro-forma fully diluted basis would have a total of 209,935,382 shares issued and outstanding assuming the exercise of all warrants outstanding on completion of the business combinations and the exercise of current stock options. If all of these options and warrants are exercised, the proceeds to the resulting company would be approximately $224,997,916. There is however no guarantee that all of the warrants or options will be exercised, or that the resulting company will receive the foregoing proceeds. In addition, these numbers are subject to change due to any further transactions that the above parties may complete prior to closing of the business combination, and due to changes to the number of outstanding options.

Note that the previously announced acquisition of Fury Explorations Ltd. by Golden Predator is subject to various conditions to closing, including shareholder approval of the Fury shareholders, court approval and regulatory approval, and accordingly there is no guarantee that the acquisition will complete. Please see Golden Predator’s press releases dated May 30, 2008 and July 11 2008 regarding the transaction with Fury.

Commenting on the proposed acquisition, William Sheriff, Golden Predator’s President and CEO stated: “The business combination with Midway will result in a talent pool and property portfolio that places Golden Predator in an elite category of precious and strategic metals exploration and development companies. With ongoing and focused strategic activities including the pending acquisition of Fury Explorations Ltd., and refurbishment of our Springer mill scheduled for completion later this year, Golden Predator is taking the steps needed to move into the development phase. On a combined basis with Midway and Fury, we will add significant National Instrument 43-101, compliant gold and silver ounces to the company’s credit. The Springer and Taylor mill refurbishments and enhancement of the Midway epithermal bonanza project, will position us to proceed quickly to the pre-feasibility and feasibility stages, followed by development decisions. At current gold prices, the timing could not be better for Golden Predator and Midway Gold to combine their businesses.”

Alan Branham, President and CEO of Midway comments: “This business combination allows a unique opportunity to combine our exploration team and our proven track record of discoveries, with Golden Predator’s development and management team to create aggressive growth for all our shareholders. The two mills complement the development work at Midway and allows flexibility in this and other future development work. The funding from the combination of the companies as well as potential cash flow from Springer could allow us to grow organically into a significant producer in Nevada. We see that this business combination will accelerate and expand our golden pipeline of potential mines. It will allow us more opportunities for new discoveries as well as develop and expand our existing properties in Nevada.”

Summary of the Transaction

The term sheet entered into between Golden Predator and Midway contemplates that the business combination would be completed by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia). The final structure of the business combination, however, will be based upon a review of the tax and securities implications of the transaction. Upon completion of the transaction shareholders of Golden Predator will hold approximately 53% of the issued and outstanding shares of the resulting company, prior to the exercise of outstanding warrants and options.

Golden Predator will have the right to appoint four members to the board of directors of the resulting company, and Midway will have the right to retain three directors of which one will be William M. Sheriff, a current director of both Midway and Golden Predator. In addition, the employees of both Midway and Golden Predator will be offered continuing positions with the resulting company, subject to review. William M. Sheriff will be the CEO and Chairman of the Board, Steve Vanry is expected to become the company’s President following a successful completion of the previously announced business combination with Fury Explorations Ltd. Alan Branham will serve as the President of the company’s Midway Gold US subsidiary as well as a Vice President of Golden Predator Mines (US).Christine Thomson will continue as the company’s Corporate Secretary and Larry Yau will be the company’s CFO.

In connection with the transaction, Midway anticipates that it will apply to list its common shares and the Dividend Warrants on the Toronto Stock Exchange.

Pursuant the term sheet, Golden Predator has agreed to provide a loan facility of $5 million to Midway, which Midway may draw upon in installments of $1 million. The loan proceeds will be applied by Midway towards the development of its Pan and Midway projects and other permitted uses. The loan will be for a term of 12 months and will bear interest at prime plus 2%.

The term sheet contemplates that the parties will agree to a break-fee of $2.5 million, payable by either party in specified circumstances. In addition, the directors and officers of each of Golden Predator and Midway will be asked to enter into agreements to vote their shares in favour of the transaction at any meeting of shareholders of either party held for that purpose.

Completion of the transaction will be subject to the parties entering into a definitive agreement, completion of due diligence investigations, securities law compliance and obtaining all necessary court, regulatory, stock exchange, board and shareholder approvals.

Spin-off of Golden Eagle Property

On May 28, 2008 Midway entered into a letter of intent to acquire a 75% interest in the Golden Eagle property from Kinross Gold USA Inc. subject to a pre-emptive right in favour of Hecla Limited, which holds the remaining 25% interest. Since then Hecla has declined on their pre-emptive right and the transactions, including the related private placement to fund the acquisition, are expected to close on August 7, 2008 as previously disclosed in a press release dated May 30, 2008.

Midway subsequently entered into a letter of intent to acquire Hecla’s 25% interest in the property for a cash payment of US$483,333. Kinross has now waived their pre-emptive right to the 25% interest and the transaction is expected to close concurrent with the Kinross purchase.

Midway anticipates that it will complete the acquisition of the Golden Eagle property through a wholly-owned subsidiary created to hold the property.

Golden Predator and Midway have contemplated in the term sheet that, prior to completion of the business combination, 80.1% of the shares of the wholly owned subsidiary company will be spun-off to current Midway shareholders. The resulting combined company will hold the balance of 19.9% of the shares of the new company.

The spin-off is subject to approval of the final terms by the board of directors of each of Golden Predator and Midway, as well as regulatory, stock exchange, shareholder and court approvals and compliance with applicable securities laws. In addition, the consent of Kinross and Hecla may be required.

Information on Midway Gold Corp.

Midway Gold Corp. is a precious metals exploration company, listed on the American Stock Exchange and on the TSX Venture Exchange under the symbol “MDW.” Midway’s focus is creating value for shareholders through the discovery and development of quality new precious metal resources in politically stable mining areas. Midway currently controls seven gold-silver properties with over 60 square miles of mineral holdings along three major gold trends in Nevada. Four of the properties contain NI 43-101 compliant gold resources.

The largest gold resource is the Spring Valley project in Pershing County Nevada, a new discovery with a inferred resource of 992,152 ounces of gold in a 50.6 Mton deposit averaging 0.019 ounce per ton(opt), calculated within a $650 cone at a 0.006 opt gold cut-off. The resource was reported in a NI43-101 technical report by Wakefield and Kuhl of AMEC, Sparks, Nevada dated March 7, 2008. Approximately 80 holes have been completed since the resource update and received assays have been reported in recent press releases. Midway is currently drilling at Spring Valley to attempt to expand the known deposit.

In central Nevada, Midway controls 100% of the Pan project. In January 15, 2005 a NI43-101 technical report by Gustin of Mine Development Associates, of Sparks, Nevada report a Measured and Indicated Resource at the Pan project of 18.9 M tons averaging 0.019 opt gold for 360,259 ounces and an Inferred Resource of 8.3 Mtons of 0.017 opt gold for 141,143 ounces. Drilling during the last year at Pan, a Carlin style system on the Battle Mountain-Eureka gold trend, has noted four new zones of gold outside the resource areas. Midway is conducting exploration drilling on the property. The deposits start at the surface and are oxide.

The Midway project, has a reported resource from a March 1, 2005 NI43-101 technical report by Ristorcelli and Gustin hosts an Inferred Resource of 5.26 Mtons averaging 0.039 opt gold for 215,514 ounces. Midway has discovered and delineated new deposits since the 2005 report with over 200 holes drilled. A plan to drive an underground decline and collect a 50,000 ton bulk sample of five high-grade veins is currently being permitted and developed. An additional 58 veins could be developed once the underground workings are completed. The Midway project is in south central Nevada along the prolific Round Mountain-Goldfield gold trend.

The Afgan and Gold Rock properties, located along the same trend as Pan, contain small historic gold deposits and strong exploration potential on over 5 and 13 square mile areas respectively. Just six miles southeast of Midway lies the Thunder Mountain project, an early stage gold and silver property under earn-in by Kinross Gold Corporation (NYSE: KGC). The Burnt Canyon project is an early stage gold property hosted in rhyolitic volcanic rocks located north of the Spring Valley project in Pershing County.

Information on Golden Predators Mines Inc.

Golden Predator Mines Inc. is a TSX listed company whose principal assets include the Springer Tungsten Mine and Mill Complex located in northwest Nevada, the Lyle Campbell Royalty Trust consisting of 23 properties and over 70,000 acres of mineral rights in Nevada, and several important epithermal bonanza gold and silver projects located in Nevada and adjacent states.

Springer hosts a historical resource estimate of 3.35 million tons grading 0.458% WO3 and a modern 1,200 ton per day mill. The historical resource was completed by General Electric in 1980, but is non-compliant within the definitions and standards outlined in NI 43-101, has not been verified by any of Golden Predator’s Qualified Persons, and is provided for information purposes only and as such should not be relied upon. Golden Predator is not treating the historical estimate as current mineral resources or mineral reserves as defined in NI43-101. Golden Predator has submitted its operational permits to restart the facility and anticipates commissioning of the mill by year end. The Springer facility was acquired through Energy Metals Corporation, a wholly owned subsidiary of Uranium One, by way of purchase from General Electric Corporation. General Electric invested US$71 million in the construction and commissioning of the facility.

Golden Predator also controls the Fostung project in Ontario. Fostung contains an NI43-101 compliant Inferred Resource, using a 0.125% WO3 cutoff grade, of 12.4 M tonnes at a grade of 0.213% WO3 for 58 million pounds of contained WO3 (resource based on a November 30, 2007 NI43-101 technical report prepared by Stryhas and More of by SRK Consulting engineers and Geoscientists). A preliminary mining study by Union Carbide in 1981 considered an open pit scenario (300’ depth @ 6,500 tpd) with an average waste to ore strip ratio of 2.16:1. Golden Predator will initiate diamond drilling on the property this year to expand the resource to depth and test for the potential for higher grade areas of mineralization along favorable structures as well as to define and quantify the significant molybdenum mineralization that accompanies the tungsten.

In addition to Golden Predator’s significant tungsten holdings, it also has interests in a number of gold properties in Nevada and adjacent states including the Adelaide project, Lewis project (40% interest through JV with Madison Minerals MMR-TSXV), Lantern project, Quartz Mountain project in Oregon, and the High Grade project in northeastern most California. Golden Predator has submitted permits for the construction of a centralized CIL-gravity gold mill to be located at the Springer complex to process high grade gold ores from the region lying within 300 miles of Springer. It is Golden Predator’s business model to feed the mill with ore developed from its own properties in the area.

Golden Predator intends to focus on its gold and tungsten assets that might be advanced to early production decisions and will pursue monetization of its non-core precious metal exploration projects along with its vanadium and molybdenum assets through divestiture with a retained royalty and equity interest.

The Lyle Campbell Royalty Trust includes claims and royalty positions covering the Pan Property, leased by Midway Gold Corp. (Measured and Indicated 18.96mm tons grading 0.019 opt containing 361,400 ounces of gold plus an additional Inferred Resource of 8.3mm tons grading 0.017 opt containing 140,600 ounces of gold as announced by Midway Gold Corp. in a news release dated April 19, 2007) (resource figures are based on a September 1, 2007 NI43-101compliant technical report prepared for Gold Standard Royalty Corp. and posted at www.sedar.com), both royalty and leases covering significant portions of the Bald Mountain property of Barrick Gold and the Tonkin Springs property leased to US Gold. In total, there are 23 property interests, in the portfolio comprising over 70,000 acres.

Golden Predator previously announced the acquisition of Fury Explorations Inc., which is pending shareholder approval at a shareholder meeting of Fury scheduled to be held on August 8, 2008, and court approval. Fury Explorations is a metals exploration and development company focused on achieving near-term silver production at its Taylor project located in eastern Nevada. Taylor hosts a modern mill and associated infrastructure in addition to a NI 43-101 compliant open-pit resource of silver (please see Fury’s press release dated September 4, 2007 for more information regarding the Taylor silver resource). Pursuant to the terms of the Term Sheet, Midway will also apply to list the tradeable Golden Predator warrants to be issued to the shareholders of Fury on closing of the acquisition on a recognized Canadian Stock Exchange.

Additional Information

Information concerning Golden Predator and Midway may be viewed on the internet at their respective websites noted below, or at the Canadian securities regulators’ website at www.sedar.com. In addition, information concerning Midway may also be viewed at the U.S. Securities and Exchange Commission’s website at www.sec.gov. For more information please contact:

GOLDEN PREDATOR MINES, INC. William M. Sheriff President & CEO (604) 648-4653 Email: info@goldenpredator.com Web: www.goldenpredator.com	MIDWAY GOLD CORP. Alan Branham President & CEO (406) 475-9595 Email: infodata@midwaygold.com Web: www.midwaygold.com

Cautionary Statements Regarding the Business Combination: Completion of the transaction is subject to a number of conditions, including regulatory approval, director approvals, shareholder approvals, completion of satisfactory due diligence, a definitive agreement and approval of the British Columbia Supreme Court. There can be no assurance that the transaction will be completed as proposed or at all. Investors are cautioned that, except as disclosed in the Management Information Circular to be prepared by either or both parties in connection with the transaction, any information released or received with respect to the business combination may not be accurate or complete and should not be relied upon. Trading in the securities of exploration and development stage resource companies should be considered highly speculative.

Forward-Looking Statements: Statements in this release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the corporations’ periodic filings with Canadian Securities Regulators. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. Statements in this press release other than purely historical information, including statements relating to the companies’ future plans and objectives or expected results, constitute forward-looking statements. Forward looking statements are based on numerous assumptions and are subject to all of the risks and uncertainties inherent in the companies’ business, including risks inherent in mineral exploration and development. The companies do not assume the obligation to update any forward-looking statement. In particular, no representation is made in this release as to the timing of the business combination or spin-off, whether the business combination or spin-off will complete on the terms described herein or at all, the success or value of the combined companies after the business combination. In addition, there are numerous risks and other factors that will influence a development decision, including concluding resource evaluations on our properties, mine design limitations, permitting risks and economic factors, all of which may be beyond our control.

Qualified Persons: Dr. Art Ettlinger, PhD, P.Geo , a qualified person as defined by National Instrument 43-101, has reviewed this news release for Golden Predator and is responsible for its content as it relates to Golden Predator. This release has been reviewed and approved for Midway Gold Corp and is responsible for its content relating to Midway Gold Corp by Alan Branham, (M.Sc. and CPG), a “qualified person” as that term is defined in National Instrument 43-101.

U.S. Cautionary Statements: We advise US investors that while the terms “measured resources”, “indicated resources” and “inferred resources” are recognized and required by Canadian regulations, the US Securities and Exchange Commission does not recognize these terms. US investors are cautioned not to assume that any part or all of the material in these categories will ever be converted into reserves.

This communication is being made in respect of the proposed acquisition transaction involving and Golden Predator and Midway Gold. In connection with the proposed transaction, it is anticipated that Midway may file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 and each of Midway Gold and Golden Predator will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to Midway

Gold’s and Golden Predator’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Midway Gold and Golden Predator, without charge, at the SEC’s Internet site (http://www.sec.gov) and in Canada at www.sedar.com. Copies of the proxy statement/prospectus and the filings with the SEC or Canadian regulators that may be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Midway Gold at Unit 1 – 15782 Marine Drive, White Rock, British Columbia, Canada, V4B 1E6, Attention: Chief Financial Officer, or to Golden Predator at Suite 1470, 701 West Georgia Street, Vancouver, British Columbia, V7Y 1C6, Attention: Chief Executive Officer.

Golden Predator and Midway Gold and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Midway Gold’s directors and executive officers is available in Midway’s proxy statement filed on Schedule 14A for its 2008 annual meeting of stockholders and its 2007 Annual Report on Form 10-K, each of which have been filed with the SEC. Information regarding Golden Predator’s directors and executive officers is available in Golden Predator’s Management Information Circular for its 2008 annual meeting and its 2007 Annual Information Form, each of which have been filed on in Canada SEDAR and is available at www.sedar.com. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

The American Stock Exchange, Toronto Stock Exchange and the TSX Venture Exchange have in no way passed upon the merits of the proposed transaction and have neither approved nor disapproved the contents of this press release.